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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-75652 and Form S-8 No. 333-40223) pertaining to the 1994 Employee Stock Purchase Incentive Plan of RPC, Inc. of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of RPC, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 8, 2004